EXHIBIT A
                            JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto, and any filing on Schedule 13D relating to the same investment) with respect to the shares of common stock, par value $0.001 per share, of Auto Data Network, Inc.,and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.

Dated:  February 7, 2007.


RHO CAPITAL PARTNERS, INC.

By: /s/ Jeffrey I. Martin
   -------------------------------------
   Jeffrey I. Martin, Authorized Signer


RHO MANAGEMENT TRUST I
By: Rho Capital Partners, Inc.
    as Investment Advisor

By: /s/ Jeffrey I. Martin
   -------------------------------------
   Jeffrey I. Martin, Authorized Signer


JOSHUA RUCH

/s/ Jeffrey I. Martin
   -------------------------------------
   Jeffrey I. Martin, Authorized Signer


HABIB KAIROUZ

/s/ Jeffrey I. Martin
   -------------------------------------
   Jeffrey I. Martin, Authorized Signer


MARK LESCHLY


/s/ Jeffrey I. Martin
   -------------------------------------
   Jeffrey I. Martin, Authorized Signer